Exhibit 31.2

CHIEF FINANCIAL OFFICER’S 302 CERTIFICATION

I, Harold J. Meloche, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Conifer Holdings, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 9, 2025

/s/ Harold J. Meloche
Harold J. Meloche
Chief Financial Officer (principal financial officer)